Exhibit 23.1

CONSENT OF CHILD, SULLIVAN & COMPANY, P.C., INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Power-Save Energy Corp. (the "Company") pertaining to the Company's (a) Stock for Services Compensation Plan 2005, of our report dated August 25, 2005, with respect to the financial statements of Tabatha V, Inc.. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

/s/ CHILD, SULLIVAN & COMPANY, P.C.

1284 W. Flint Meadow Drive, Suite D
Kaysville, UT 84037
November 14, 2005